Exhibit 99.1

Vocera Reports $24.6M in Q4 Revenue

and Achieves Record Bookings and Backlog

SAN JOSE, Calif. — February 12, 2015 — Vocera Communications, Inc. (NYSE: VCRA), today reported revenue of $24.6 million, a GAAP net loss per share of ($0.27), and a non-GAAP net loss per share of ($0.10), for the fourth quarter of 2014.

“Record bookings, backlog and deferred revenue in the fourth quarter demonstrated our increasing sales and operational momentum, growing each quarter of 2014,” said Brent Lang, Vocera’s president and CEO. “Although we remain cautious on U.S. hospital spending in the first quarter of 2015, which is our seasonal low, we believe our momentum should continue based on customer interest in our core and new products, and accelerating growth in the Asia Pacific and Middle East regions.”

•	Q4 Revenue of $24.6M

•	Q4 GAAP EPS of ($0.27) ; Non-GAAP EPS of ($0.10)

•	Q4 Adjusted EBITDA of ($1.9M)

•	Full-year bookings of $106.5M

•	Backlog of $33.1M; deferred revenue of $35.4M

•	Cash and short-term investments of $116.3M

Fourth Quarter 2014 Results

Revenue for the fourth quarter of 2014 was $24.6 million, compared to $28.7 million in the fourth quarter of last year. Fourth quarter 2014 revenue increased 6% sequentially from the third quarter.

Total revenue included $13.0 million of product revenue and $11.6 million of services revenue. Product revenue included $9.5 million of device revenue and $3.5 million of software revenue. Fourth quarter 2014 services revenue included $9.3 million of software maintenance and support revenue and $2.2 million of professional services revenue. The company continued to experience high software maintenance renewal rates, renewing more than 98% of the eligible U.S. healthcare contract dollars in the fourth quarter.

Strong bookings in the quarter led to record backlog of $33.1 million at year-end, compared to $24.4 million a year ago. Deferred revenue at December 31, 2014 was $35.4 million, compared to $32.5 million at December 31, 2013 and $32.2 million at September 30, 2014.

GAAP gross margin for the fourth quarter 2014 was 63.8%, compared to 64.1% in the fourth quarter of 2013.

Non-GAAP gross margin was 66.0%, versus 65.3% in the fourth quarter last year, and was up sequentially from the third quarter, as well, due to higher revenue and lower warranty and other costs.

Non-GAAP product gross margin for the fourth quarter 2014 was 66.2%, versus 67.6% in the fourth quarter of 2013. Non-GAAP services gross margin was 65.8%, versus 61.2% in the fourth quarter last year.

Fourth quarter 2014 GAAP operating expense was $22.6 million, compared to $20.2 million in the fourth quarter of 2013. Non-GAAP operating expense was $18.7 million, compared to $17.8 million in the fourth quarter of 2013, and $17.9 million in the third quarter of 2014. Non-GAAP operating expense increased sequentially due primarily to compensation costs associated with higher bookings and revenue. In the fourth quarter, the company recorded a $0.7 million charge for restructuring actions, of which $0.6 million was in operating expense and $0.1 was in cost of revenue. Those restructuring actions will generate savings that will likely result in lower operating expenses in full-year 2015 compared to full-year 2014.

GAAP net loss for the fourth quarter was ($7.0) million, or ($0.27) per share, compared to ($1.8) million, or ($0.07) per share in in the year-ago 2013 quarter. Non-GAAP net loss for the fourth quarter of 2014 was ($2.5) million, or ($0.10) per share. Non-GAAP net profit for the fourth quarter of 2013 was $0.9 million, or $0.03 per share.

Adjusted EBITDA for the fourth quarter was ($1.9) million, versus $1.5 million in the fourth quarter 2013.

A reconciliation of non-GAAP to GAAP financial measures is included in the financial schedules, linked below.

Strong expense and working capital management resulted in cash, cash equivalents and short-term investments of $116.3 million, at December 31, 2014, compared to $116.8 million at September 30, 2014. The company continues to have a very strong balance sheet with no debt.

Full Year and First Quarter 2015 Guidance

For the full year of 2015, the company expects revenue between $95 and $100 million and a GAAP loss per share between ($0.96) and ($0.80). The company expects non-GAAP loss per share to be between ($0.39) and ($0.23), and non-GAAP Adjusted EBITDA to be between ($7.7) and ($3.5) million.

For the first quarter 2015, the company expects revenue between $21.5 and $23.5 million and a GAAP loss per share between ($0.28) and ($0.22). The company expects non-GAAP loss per share to be between ($0.16) and ($0.10), and non-GAAP Adjusted EBITDA to be between ($3.6) and ($2.0) million.

A reconciliation of GAAP to non-GAAP measures, and first quarter guidance, are included in the attached statements.

Link to fourth-quarter and full-year 2014 financial statements, guidance and reconciliation to GAAP

Conference Call Information

The Company will host a conference call at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific, today, February 12, 2015, to discuss the company’s results.

Investors may access a free, live webcast of the call through the Investors section of the company’s website at investors.vocera.com

The call also can be accessed by dialing 866-953-6858, or 617-399-3482 for international callers, and using the access code 4294 5727.

A webcast replay of the call will be archived on the company’s website.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our expected operating results for the full year and first quarter of 2015, the future financial performance of our company, the introduction of new products and the effect macroeconomic conditions affecting the health care industry will have on our business and results of operations. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, the effects of the Patient Protection and Affordable Care Act of 2010; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget, the federal budget sequester, and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; to acquire the sole and limited source hardware and software components of our solutions; to obtain the required capacity and product quality from our contract manufacturer; to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as our other filings with the SEC. Our filings with the Securities and Exchange Commission (“SEC”) are available on the Investors section of our company`s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for the fourth quarter of 2014 are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates the company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share and non-GAAP operating expense. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with

GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expense, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and 2014, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Securities litigation. In August 2013, Vocera and other related parties were named as defendants in two purported securities class actions, alleging claims for allegedly misleading statements regarding our business and financial results. As the cases progress, we may encounter more significant legal costs for our defense. Our projections of net income/(loss), and non-GAAP earnings/(loss) per diluted share for the first quarter 2015 do not give effect to any such future legal expenses because we do not regard them as reflective of the costs we incur to operate our business. For the same reason, fourth quarter 2014 non-GAAP results exclude these securities litigation expenses.

d) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.

(e) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•	Our stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.

About Vocera:

Vocera Communications, Inc. (NYSE:VCRA) empowers teams through intelligent, real-time communication and collaboration in healthcare, hospitality, energy, and other mission-critical mobile environments. Widely recognized for developing smarter ways to communicate, Vocera offers enterprise-class technologies that enable collaboration for mobile teams on their device of choice. Vocera solutions are installed in more than 1,200 organizations worldwide, improving efficiency, quality, safety and outcomes while creating optimal working and healing environments. Via the company’s research collaborative, the Experience Innovation Network, Vocera also drives thought leadership for the healthcare industry and new standards in care delivery to elevate patient, family, nurse and physician experiences. Vocera is headquartered in San Jose, California, with offices in San Francisco, Tennessee, Canada, India, United Arab Emirates, and the United Kingdom. For more information, visit www.vocera.com and @VoceraComm on Twitter.

The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:	Media:
Brad Samson	Amanda Breeding
Vocera	Edelman
408.882.5737	415.229.7649
bsamson@vocera.com	VoceraTeam@edelman.com

Vocera Communications, Inc.

Condensed consolidated statements of operations

(Unaudited)

	Three months ended December 31		Year ended December 31
(in thousands, except per share amounts)	2014	2013	2014	2013
Revenue
Product	$13,036	$18,427	$51,095	$62,393
Service	11,566	10,295	44,326	40,105

Total revenue	24,602	28,722	95,421	102,498

Cost of revenue
Product	4,649	6,133	18,766	21,714
Service	4,245	4,186	18,470	16,595

Total cost of revenue	8,894	10,319	37,236	38,309

Gross profit	15,708	18,403	58,185	64,189

Operating expenses
Research and development	4,494	4,085	18,035	14,915
Sales and marketing	12,312	12,226	49,611	44,928
General and administrative	5,272	3,906	18,062	14,906
Restructuring	556		556

Total operating expenses	22,634	20,217	86,264	74,749

Loss from operations	(6,926)	(1,814)	(28,079)	(10,560)
Interest income	87	87	355	257
Other (expense) income, net	(71)	2	(249)	(53)

Loss before income taxes	(6,910)	(1,725)	(27,973)	(10,356)
Provision for income taxes	(99)	(117)	(324)	(109)

Net loss	$(7,009)	$(1,842)	$(28,297)	$(10,465)

Net loss per share:
Basic and diluted	($0.27)	($0.07)	($1.12)	($0.43)

Weighted average shares used to compute net loss per share
Basic and diluted	25,572	24,893	25,329	24,621

Vocera Communications, Inc.

Condensed consolidated balance sheets

(Unaudited)

	As of
	December 31,	December 31,
(in thousands)	2014	2013
Assets
Current assets
Cash and cash equivalents	$22,615	$39,652
Short term investments	93,646	88,024
Accounts receivable, net	18,008	23,543
Other receivables	694	882
Inventories	3,462	5,665
Prepaid expenses and other current assets	2,017	1,892

Total current assets	140,442	159,658
Property and equipment, net	5,122	5,365
Intangible assets, net	3,171	1,544
Goodwill	9,988	5,575
Other long-term assets	905	965

Total assets	$159,628	$173,107

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	1,913	3,531
Accrued payroll and other current liabilities	10,863	9,841
Deferred revenue, current	28,474	26,133

Total current liabilities	41,250	39,505
Deferred revenue, long-term	6,974	6,398
Other long-term liabilities	1,692	1,641

Total liabilities	49,916	47,544
Stockholders’ equity	109,712	125,563

Total liabilities and stockholders’ equity	$159,628	$173,107

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended December 31,
	2014			2013
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted
GAAP	$(7,009)	$25,572	($0.27)	$(1,842)	24,893	($0.07)
Non-GAAP Adjustments:
Add dilutive shares for EPS (a)					1,664
Stock compensation (b)
Gross Margin	321			260
Operating Expenses	2,603			2,293
Intangible amortization (c)
Gross Margin	110			92
Operating Expenses	114			89
Acquisition expense - (d)
Gross Margin
Operating Expenses	267			—
Litigation expense (e)
Gross Margin
Operating Expenses	426			—
Restructuring expense (f)
Gross Margin	98
Operating Expenses	556

Total adjustments	4,495	—	0.17	2,734	1,664	0.1
Non-GAAP	$(2,514)	25,572	$(0.10)	$892	26,557	$0.03

(a)	Dilutive shares added to reflect change to share count calculation from loss to profit, i.e. from “basic” to “fully diluted” weighted average shares.
(b)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(c)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(d)	This operating expense adjustment reflects the accounting impact of acquisitions, including for Q4 2014 $267K of consideration deemed to be compensation.
(e)	This operating expense adjustment reflects class action litigation expenses from the August 2013 lawsuit.
(f)	This operating expense adjustment reflects impact of restructuring expense.

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Year ended December 31,
	2014			2013
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted
GAAP	$(28,297)	25,329	($1.12)	$(10,465)	24,621	($0.43)
Non-GAAP Adjustments:
Stock compensation (a)
Gross Margin	1,178			967
Operating Expenses	9,906			7,700
Intangible amortization (b)
Gross Margin	429			368
Operating Expenses	384			357
Acquisition expense - (c)
Gross Margin
Operating Expenses	899
Litigation expense (d)
Gross Margin
Operating Expenses	630
Restructuring expense (e)
Gross Margin	98
Operating Expenses	556

Total adjustments	14,080	—	0.56	9,392	—	0.39
Non-GAAP	$(14,217)	25,329	$(0.56)	$(1,073)	24,621	$(0.04)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)	This operating expense adjustment reflects the accounting impact of acquisitions, including for Q4 2014 $800K of consideration deemed to be compensation.
(d)	This operating expense adjustment reflects class action litigation expenses from the August 2013 lawsuit.
(e)	This operating expense adjustment reflects impact of restructuring expense.

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months ended December 31,
	2014								2013
	Stock compensation	Intangible amortization	Acquisition expense		Litigation expense		Restructuring expense	Total Adjustments	Stock compensation	Intangible amortization	Acquisition expense		Litigation expense		Restructuring expense		Total Adjustments
Gross margin:
Product	$62	$110	$		$		$72	$244	$70	$92	$		$		$		$162
Services	259						26	285	190								190
Operating expenses:
Research and development	331						54	385	229	(2)							227
Sales and marketing	953	73					83	1,109	820	87							907
General and administrative	1,319	41		267		426	419	2,472	1,244	4							1,248
Other (income) expense								—									—

Non-GAAP income adjustments	$2,924	$224		$267		$426	$654	$4,495	$2,553	$181		$0		$0		$0	$2,734

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Twelve months ended December 31,
	2014								2013
	Stock compensation	Intangible amortization	Acquisition expense		Litigation expense		Restructuring expense	Total Adjustments	Stock compensation	Intangible amortization	Acquisition expense		Litigation expense		Restructuring expense		Total Adjustments
Gross margin:
Product	$254	$429	$		$		$72	$755	$256	$368	$		$		$		$624
Services	924						26	950	711								711
Operating expenses:																	—
Research and development	1,056			11			54	1,121	861								861
Sales and marketing	4,111	291					83	4,485	2,942	346							3,288
General and administrative	4,739	93		888		630	419	6,769	3,897	11							3,908
Other (income) expense								—									—

Non-GAAP income adjustments	$11,084	$813		$899		$630	$654	$14,080	$8,667	$725		$0		$0		$0	$9,392

Vocera Communications, Inc.

Adjusted EBITDA

(In thousands, unaudited)

	Three months ended December 31		Year ended December 31
	2014	2013	2014	2013
GAAP net income (loss)	$(7,009)	$(1,842)	$(28,297)	$(10,465)
Add back:
Stock compensation	2,924	2,553	11,084	8,667
Acquisition expense	267		899
Litigation expense	426		630
Restructuring expense	654		654
Interest income	(67)	(61)	(267)	(171)
Depreciation and amortization	766	748	3,000	2,549
Income tax (benefit) expense	99	117	324	109

Non-GAAP adjusted EBITDA	$(1,940)	$1,515	$(11,973)	$689

Vocera Communications, Inc.

Reconciliation of GAAP to non-GAAP Operating Expense

(In thousands, unaudited)

	Three months ended December 31, 2014	Three months ended September 30, 2014	Three months ended December 31, 2013
GAAP operating expense	$22,634	$21,292	$20,217
Stock compensation	2,603	2,465	2,293
Intangible amortization	114	98	89
Acquisition expense	267	632
Litigation expense	426	204
Restructuring expense	556

Total Adjustments	3,966	3,399	2,382
Non-GAAP operating expense	$18,668	$17,893	$17,835

Vocera Communications, Inc.

Future guidance for operating results

Reconciliation of GAAP to Non-GAAP for net loss and net loss per share

	Q1-15		FY-15
($ in millions)	Low	High	Low	High
Revenue	$21.5	$23.5	$95.0	$100.0
GAAP net loss	($7.3)	($5.7)	($25.1)	($21.0)
Stock compensation	2.7	2.7	13.7	13.7
Intangible amortization	0.2	0.2	0.9	0.9
Acquisition expense	0.1	0.1	0.2	0.2
Litigation expense	0.2	0.2	0.2	0.2
Restructuring expense

Total Adjustments	3.1	3.1	14.9	14.9

Non-GAAP net loss	($4.1)	($2.6)	($10.2)	($6.1)

Weighted average shares, basic and diluted (in thousands)	25,881	25,881	26,220	26,220
GAAP net loss per share	($0.28)	($0.22)	($0.96)	($0.80)
Non-GAAP net loss per share	($0.16)	($0.10)	($0.39)	($0.23)

Reconciliation of Non-GAAP net loss to adjusted EBIDTA

	Q1-15		FY-15
($ in millions)	Low	High	Low	High
Non-GAAP net loss	($4.1)	($2.6)	($10.2)	($6.1)
Interest (income) expense, net	(0.1)	(0.1)	(0.3)	(0.3)
Depreciation	0.6	0.6	2.5	2.5
Provision for income taxes	0.1	0.1	0.3	0.3

Total Adjustments	0.6	0.6	2.6	2.6

Adjusted EBITDA	($3.6)	($2.0)	($7.7)	($3.5)

Amounts may not recompute due to rounding.